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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) May 20, 1995
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                         UnionFed Financial Corporation
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               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                    1-9594                95-4074126

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State or Other Jurisdiction         Commission             IRS Employer
     of Incorporation               File Number         Identification No.


          330 EAST LAMBERT ROAD, BREA, CALIFORNIA          92621
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          (Address of Principal Executive Offices)       (Zip Code)


    Registrant's telephone number, including area code     (714) 255-8100
                                                           --------------

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



Total of sequentially numbered pages:        .
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The Exhibit Index for this Form 8-K is located at sequentially numbered page
       .
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ITEM 5.     OTHER EVENTS.

GLENDALE FEDERAL TRANSACTION

            On May 20, 1995, Union Federal Bank ("Bank"), a federal savings bank and wholly-owned subsidiary of UnionFed Financial Corporation, a Delaware corporation ("Registrant") entered into a definitive Asset Purchase and Liability Assumption Agreement ("Purchase Agreement") with Glendale Federal Bank, Federal Savings Bank ("Glendale Federal") pursuant to which Glendale Federal will acquire 13 of the Bank's 14 retail banking offices and related deposit liabilities ("Glendale Federal Transaction"). At May 15, 1995, the Bank had approximately $820 million of consumer deposits in the 13 Southern California neighborhood banking offices expected to be transferred to Glendale Federal. The Glendale Federal Transaction is expected to be completed within 60 days from the date of the definitive agreement, subject to receipt of necessary regulatory approvals, primarily the approval of the U.S. Office of Thrift Supervision ("OTS") and satisfaction of other closing conditions.

            Under the Purchase Agreement, the Bank is expected to retain its downtown Los Angeles office and related deposits. At closing, the Bank will transfer to Glendale Federal cash and other assets, principally single family and non-classified commercial and multi-family real estate loans valued at the Bank's book value, in an amount necessary to offset the deposit and other liabilities assumed by Glendale Federal, less the purchase price of $6.6 million (subject to adjustment depending on the level of deposits transferred at closing).

            The Bank will also obtain a right to receive a contingent payment based upon the actual performance of certain multi-family, commercial and industrial real estate loans ("Contingent Portfolio") transferred to Glendale Federal to the extent that such loans are repaid or otherwise finally resolved by June 30, 1998 ("Resolved Loans"). The amount of such contingent payment, if any, will equal 50% of the amount by which the aggregate net proceeds collected by Glendale Federal on Resolved Loans exceed the agreed-upon aggregate base amount assigned to such loans as of the closing date after taking into account interim costs or recoveries as provided in the Purchase Agreement. At March 31, 1995, loans in the Contingent Portfolio had an aggregate unpaid principal balance of $187 million and a net book value of $185 million. The Contingent Portfolio has an agreed upon aggregate base amount of $174 million as of March 31, 1995. Under the Purchase Agreement, Glendale Federal is entitled to treat the Contingent Portfolio as its sole property and is free to determine whether to hold, sell, foreclose upon or otherwise deal with loans in the Contingent Portfolio without regard to the impact, if any, of such action on the contingent payment. The Bank will not be entitled to any contingent payment based upon Contingent Portfolio loans paid or otherwise finally resolved after June 30, 1998. There are no assurances as to whether the Bank will receive any contingent payment, or if it does, the amount of such contingent payment.

            THE GLENDALE FEDERAL TRANSACTION REQUIRES THE APPROVAL OF THE OTS. IN ADDITION, THE OTS MAY AT ANY TIME AT ITS SOLE DISCRETION DETERMINE TO TAKE SUPERVISORY ACTION, INCLUDING THE APPOINTMENT OF A RECEIVER OR CONSERVATOR FOR THE BANK, REGARDLESS OF THE EXECUTION OF THE PURCHASE AGREEMENT WITH GLENDALE FEDERAL. NO ASSURANCES CAN BE GIVEN THAT THE OTS WILL APPROVE THE GLENDALE FEDERAL TRANSACTION AS AGREED UPON OR AS SUCH TRANSACTION MAY BE AMENDED PRIOR TO THE CLOSING OR THAT THE OTS WILL NOT TAKE SUPERVISORY ACTION AGAINST THE BANK. THE REGISTRANT EXPECTS THAT THE BANK WILL BE PLACED IN A RECEIVERSHIP OR CONSERVATORSHIP BY THE OTS IF THE BANK IS NOT ABLE TO CONSUMMATE THE GLENDALE FEDERAL TRANSACTION OR IF THE OTS DOES NOT APPROVE THE TRANSACTION. THE APPOINTMENT OF A CONSERVATOR OR RECEIVER FOR THE BANK EFFECTIVELY WOULD ELIMINATE THE


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INTERESTS OF THE REGISTRANT'S STOCKHOLDERS SINCE THE BANK IS THE REGISTRANT'S
ONLY SIGNIFICANT ASSET.

CLASSIFIED ASSET SALES AND OTHER TRANSACTIONS

            In order to facilitate the Glendale Federal Transaction, the Bank has determined, with OTS approval, to sell approximately $136 million in book value of its classified commercial, industrial and multi-family loan and real estate portfolio, principally to "bulk sale" institutional buyers ("Classified Asset Sales"). Such sales are expected to be completed in early June and net approximately $102 million (including amounts escrowed for potential representation and warranty breaches). Consummation of the Classified Asset Sales are not conditioned upon consummation of the Glendale Federal Transaction; however, the Bank will need to complete the Classified Asset Sales on or before the closing of the Glendale Federal Transaction to permit the Bank to have sufficient resources to close the Glendale Federal Transaction.

            The Bank also has taken advantage of the current bond market rally to raise $209 million from the sale of substantially all of its investment securities portfolio at a net gain of approximately $400 thousand.

RESULTING BANK

            Upon completion of the Glendale Federal Transaction and the contemplated Classified Asset Sales, it is currently anticipated that the Bank will operate a single retail office, retain approximately $35 million in assets, primarily classified loans and real estate, and have a net worth of approximately $2 million or less. It is currently anticipated that the Bank's principal assets will include approximately $28 million in book value of classified loan and real estate assets, principally two commercial real estate owned (REO) properties in Key West, Florida and Los Angeles, California and cash. Rather than incur a substantial discount from book value from the immediate bulk sale of these classified assets, the Bank has elected to retain these assets to attempt to maximize the values of these assets.

            It is anticipated that the cash remaining after the Glendale Federal Transaction and Classified Asset Sales would be required to support the Bank's ongoing operations. Accordingly, there will be no distribution to the Company's stockholders as of the closing of the Glendale Federal Transaction. The potential sources for generating a future return for the Company's stockholders primarily consist of the gain, if any, realized upon the disposition of the classified assets retained by the Bank, the contingent consideration, if any, to be received from Glendale Federal in three years, and any consideration received from a sale of the Company's remaining business operations. There can be no assurance that the Company will be able to generate sufficient resources to provide any return to stockholders. In addition, Union Federal's operations and future prospects as a federally-chartered thrift will continue to be subject to regulatory attitudes and actions, including those of the OTS and the Federal Deposit Insurance Corporation, within applicable legal constraints.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)   Financial Statements of Businesses Acquired.

                  Not Applicable


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            (b)   Pro Forma Financial Information.

                  Not Applicable

            (c)   Exhibits.

EXHIBIT     DESCRIPTION

  2.1 Asset Purchase and Liability Assumption Agreement dated May 20, 1995 between Glendale Federal Bank, Federal Savings Bank and Union Federal Bank, a federal savings Bank


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UnionFed Financial Corporation


Date:  June 2, 1995                By:  /s/ Ronald M. Griffith
                                        ----------------------------------
                                        Ronald M. Griffith,
                                        Senior Vice President, General Counsel,
                                        and Secretary




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                                  EXHIBIT INDEX


Exhibit                                                          Sequentially
Number                          Description                      Numbered Page
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 2.1        Asset Purchase and Liability Assumption Agreement
            dated May 20, 1995 between Glendale Federal Bank,
            Federal Savings Bank and Union Federal Bank, a
            federal savings Bank*                                   ------




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*   Exhibit 2.1 contains a listing of the schedules to the exhibit document.
    Registrant agrees to furnish supplementally a copy of any omitted schedules to the Securities and Exchange Commission upon request.

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